Exhibit 5.20

CONSENT OF G. CLOW

The undersigned hereby consents to reference to the undersigned’s name included or incorporated by reference in the Registration Statement on Form F-10 (the “Registration Statement”), being filed by IAMGOLD Corporation with the United States Securities and Exchange Commission, in connection the technical report entitled “NI 43-101 Technical Report on Expansion Options at the Niobec Mine, Québec, Canada” dated June 17, 2011.

Date: June 30, 2011

/s/ Graham G. Clow
Graham G. Clow, P.Eng.
Principal Mining Engineer
Roscoe Postle Associates Inc.